Exhibit 10.16
BASE SALARIES AND OTHER COMPENSATION OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT
      As of January 1, 2005, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K):

Philip E. Kucera	$450,000
Chief Executive Officer
David J. Shea	$400,000
President and Chief Operating Officer
C. Cody Colquitt	$330,000
Senior Vice President and Chief Financial Officer
L. Andy Williams	$310,500
Senior Vice President and President, Bowne Financial Print
Kenneth W. Swanson	$295,300	*
Senior Vice President, Operations

*	On January 18, 2005, the Compensation and Management Development Committee increased Mr. Swanson’s annual base salary to $305,000.
      The following are the 2004 awards under the Annual Incentive Plan (“AIP”), the Long-Term Incentive Plan (“LTIP”) and the Excess ERISA Plan for the named executive officer (as defined in Item 402(a)(3) of Regulation S-K):

Officer	2004 AIP Award	2004 LTIP Award		2004 Excess ERISA(1)

Phillip E. Kucera	$265,174	$73,986		$10,497
David J. Shea	$166,488	$64,040	(2)	$8,228
C. Cody Colquitt	$141,280	$40,656	(3)	$6,380
L. Andy Williams	$234,287	$50,909		$9,851
Kenneth W. Swanson	$168,894	$48,875		$8,292

(1)	Represents the value of deferred stock units.

(2)	Represents $29,109 in cash, plus 2,174 deferred stock units valued at $34,931.

(3)	Represents the value of 2,530 deferred stock units.